Exhibit 99.1

SpyGlass Pharma Acquires Advanced Vision Science, Inc. (AVS), Securing Scalable Commercial IOL Supply and Accelerating Lens Portfolio Expansion Capability

•SpyGlass Pharma acquires 100% of the outstanding shares of AVS, a subsidiary of Santen Pharmaceutical Co., Ltd. (Santen), the existing manufacturer of SpyGlass Pharma’s intraocular lens (IOL)
•Secures scalable commercial IOL manufacturing capacity for its Phase 3 lead product candidate, the BIM-IOL System
•Accelerates pathway to adding premium lens options into its IOL-based drug delivery system
•SpyGlass Pharma intends to continue supporting AVS customers and licensees utilizing their proprietary IOL material technology, such as Santen, Bausch + Lomb, and other global IOL companies

IRVINE, Calif., October 1, 2026 – SpyGlass Pharma, Inc. (Nasdaq: SGP) (“SpyGlass Pharma” or “Company”)announced today the acquisition of all the outstanding shares of common stock of Advanced Vision Science, Inc. (AVS), an ophthalmic medical device company and manufacturer of intraocular lenses (IOLs) and lens materials, for approximately $13 million in cash. This acquisition secures scalable commercial IOL manufacturing capacity for SpyGlass Pharma. AVS was a wholly owned subsidiary of Santen Pharmaceutical Co., Ltd (Santen) and is the current supplier of SpyGlass Pharma’s IOL in its two Phase 3 registrational trials evaluating the BIM-IOL System.

Under the agreement, AVS will be the exclusive manufacturer and supplier of several types of IOLs to Santen for commercialization in Japan. Additionally, AVS will continue to license its glistening-free hydrophobic acrylic lens material to Bausch + Lomb for use in the enVista® IOL line, and manufacture products for other global IOL companies.

“The acquisition of AVS for SpyGlass Pharma is strategically important as it secures our long-term supply of world class IOLs,” said Patrick Mooney, CEO of SpyGlass Pharma. “Not only are we owning significant manufacturing capability of approved IOL material, trusted and widely adopted by surgeons worldwide, but we are also positioning ourselves to accelerate production of a portfolio of lenses that we believe can fit our drug delivery pads. While our monofocal IOL addresses the vast majority of the glaucoma and ocular hypertension patients with cataracts, some of these patients can benefit from premium IOL options like toric and extended depth-of-focus lenses. This is a major step toward delivering on these aspirations, while maintaining our strategy, focus and existing cash runway.”

“AVS has built a strong reputation for innovation, quality, and manufacturing excellence,” said Rie Nakajima, Director of the Board, Chief Operating Officer of Santen Global. “We believe SpyGlass Pharma is well positioned to leverage these strengths to maximize the value of innovative products and further advance efforts to address unmet needs in eye care around the world.”

Gitkin & Co. serves as financial advisor to SpyGlass Pharma. Wilson Sonsini Goodrich & Rosati, P.C., serves as legal counsel to SpyGlass Pharma.

MTS Health Partners, L.P., serves as financial advisor to Santen and Squire Patton Boggs (US) LLP serves as legal counsel to Santen.

About Advanced Vision Science, Inc.

Advanced Vision Science, Inc. (AVS) is a California-based medical device company specializing in the research, development and manufacturing of ophthalmic medical devices including intraocular lenses and lens material. The Advanced Vision Science Foldable Hydrophobic Acrylic IOL was the first foldable hydrophobic acrylic lens proven to be glistening free. The lens was launched in Japan in July 2008 and is marketed by Santen under the brand name “Eternity” ®.

The hydrophobic acrylic lens material and line-extensions are licensed to and marketed in the rest of world by Bausch + Lomb Inc. (B+L).

AVS has been manufacturing ophthalmic devices since 1975. The AVS quality system is certified to ISO 13485. The facility is registered by the US FDA and Japanese Ministry of Health, Labour and Welfare.

About the Bimatoprost Drug Pad-IOL System

SpyGlass Pharma’s lead product candidate, the Bimatoprost Drug Pad-IOL System (BIM-IOL System), comprising novel, proprietary non-bioerodible drug pads attached to its intraocular lens, was designed to be implanted during routine cataract surgery to reduce elevated intraocular pressure (IOP) in patients who have either open-angle glaucoma (OAG) or ocular hypertension (OHT). The BIM-IOL System is designed to consistently deliver three years of bimatoprost, a prostaglandin analog approved for topical use by the U.S. Food and Drug Administration (FDA) in 2001, for the reduction of elevated IOP in patients with OAG or OHT.

The Company initiated two registrational Phase 3 clinical trials of the BIM-IOL System and continues long-term follow-up of patients in the Phase 1/2 study investigating the safety and efficacy of the BIM-IOL System. SpyGlass Pharma plans to work with the FDA to advance the program through completion of Phase 3 clinical trials, New Drug Application submission, and ultimately to potential FDA approval.

About SpyGlass Pharma

SpyGlass Pharma is a late-stage biopharmaceutical company dedicated to transforming the treatment paradigm for patients living with chronic eye conditions through long-acting, sustained drug delivery of approved medicines. The Company’s mission is to significantly improve the lives of patients with chronic eye conditions by developing durable drug delivery solutions that can empower patients and surgeons with confidence in long-term disease control and vision preservation.

The SpyGlass Pharma platform, a novel, non-bioerodible drug delivery technology, is designed to be used with various well-established, approved medicines, including bimatoprost and other small molecules, providing flexibility to potentially treat a range of conditions in the front and back of the eye.

The Company was founded in 2019 by Malik Y. Kahook, M.D. and Glenn Sussman to solve the lack of ophthalmic innovations that capitalize on durable treatment options. The SpyGlass Pharma platform was originally developed in the Sue Anschutz-Rodgers Eye Center at the University of Colorado Anschutz School of Medicine.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements in this press release that are not purely historical are forward-looking statements, including, but not limited to, statements regarding: the potential benefits and impact of the BIM-IOL System on patients; the anticipated benefits of SpyGlass Pharma’s acquisition of AVS, including, without limitation, a scalable commercial IOL capacity, accelerated production of a portfolio of lenses that could fit into the company’s drug delivery pads, and continued support of AVS customers and licensees; and the expectation that SpyGlass Pharma can execute its business plan relating to the AVS acquisition while maintaining its strategy, focus, and existing cash runway. The forward-looking statements contained herein are based upon SpyGlass Pharma’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. These forward-looking statements are neither promises nor guarantees and are subject to a variety of risks and uncertainties, including our ability to manufacture IOLs for the BIM-IOL System, delays in production and an increase in costs, in addition to those set forth in the Risk Factors section of the Company’s Quarterly Report on Form 10-Q for the three month period ended June 30, 2026 filed with the Securities and Exchange Commission on August 6, 2026, and in similar disclosures set forth in the other documents that SpyGlass Pharma has filed and may file from time to time with the SEC. These forward-looking statements are made as of the date of this press release, and SpyGlass Pharma assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. SpyGlass Pharma’s views in these forward-looking statements should not be relied as representing the Company’s views as of any date subsequent to the date of this press release.

Media Contact:
Nami Surendranath
(402) 507-6757
nsurendranath@dnacommunications.com

Investor Contact:
Ami Bavishi or Nick Colangelo
Gilmartin Group LLC
investors@spyglasspharma.com